Exhibit 99.1

News Release	AmSouth Bancorporation Post Office Box 11007 Birmingham, Alabama 35288

FOR IMMEDIATE RELEASE

Contact:	(Investment Community)	List Underwood	(205) 801-0265
	(News Media)	Rick Swagler	(205) 801-0105

To hear a webcast of the conference call with analysts at 2 p.m. CDT, July 18, 2006, go to www.amsouth.com and click on the webcast link under “Message Center.” For supplemental financial information about the second quarter results, visit the Investor Relations Resource Center on AmSouth’s web site at www.amsouth.com/irrc.

AmSouth Reports Earnings for Second Quarter 2006

BIRMINGHAM, Ala., July 18, 2006 – AmSouth Bancorporation (NYSE: ASO) today reported earnings for the second quarter ended June 30, 2006, of $.53 per diluted share, compared to $.52 per diluted share reported for the second quarter of 2005. Net income for the second quarter of 2006 was a record $184.7 million and resulted in a return on average equity of 20.6 percent, a return on average assets of 1.39 percent, and an efficiency ratio of 52.7 percent.

“Even as AmSouth prepares to complete its merger with Regions Financial Corporation later this year, we are continuing to deliver solid earnings driven by higher revenue across the board,” said Dowd Ritter, AmSouth’s chairman, president and chief executive officer. “This quarter was marked by a combination of higher net interest income, higher noninterest revenue, and continued strength in credit quality.”

Net interest income in the second quarter grew to $402.8 million, or an annual rate of 6.4 percent compared with the second quarter of 2005, and the net interest margin remained stable at 3.39 percent. Contributing to the higher level of net interest income, loan growth continued at a healthy 10.9 percent pace compared to the second quarter of

2005 and was led by growth in Commercial Real Estate, small business lending, and equity lending. Total deposits grew $2.2 billion during the same period.

Noninterest revenue, which includes earnings from service charges, trust, investment services, interchange, and other sources of fee income, was $231.4 million for the quarter, increasing at an annual rate of 21.3 percent compared with the prior quarter. Noninterest expenses in the second quarter were $339.6 million, which includes $7.2 million in stock based compensation expense not recorded in prior quarters.

Credit quality remained strong, with net charge-offs of $17.2 million or 0.19 percent of average net loans in the second quarter, a decrease of 2 basis points compared with the second quarter of 2005. The provision for loan losses totaled $24.0 million for the current quarter, while the ratio of loan loss allowance to total loans was stable at 0.96 percent at June 30, 2006.

Total nonperforming assets at June 30, 2006, were $109.4 million, or 0.29 percent of loans net of unearned income, foreclosed properties and repossessions, compared to $100.3 million, or 0.27 percent, in the previous quarter.

“We are continuing to make good progress toward completing our merger with Regions in the fourth quarter and realizing the unprecedented opportunity to combine two premier financial institutions with histories of high profitability and shareholder returns into an even stronger organization,” Ritter said.

For supplemental financial information about the second quarter results, please refer to the Form 8-K filed by AmSouth with the Securities and Exchange Commission on July 18, 2006, or visit the Investor Relations Resource Center on AmSouth’s web site at www.amsouth.com.

About AmSouth

AmSouth is a regional bank holding company with $54 billion in assets, more than 680 branch banking offices and more than 1,200 ATMs. AmSouth operates in Florida, Tennessee, Alabama, Mississippi, Louisiana and Georgia. AmSouth is a leader among regional banks in the Southeast in several key business segments, including consumer and commercial banking, small business banking, mortgage lending, equipment leasing, and trust and investment management services. AmSouth also offers a complete line of banking products and services at its web site, www.amsouth.com.

Forward Looking Statements

Statements in this document that are not purely historical are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995), including any statements regarding descriptions of management’s plans, objectives or goals for future operations, products or services, and forecasts of its revenues, earnings or other measures of performance. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. A number of factors – many of which are beyond AmSouth’s control – could cause actual conditions, events or results to differ materially from those described in the forward-looking statements. Such factors include, but are not limited to: the execution of AmSouth’s strategic initiatives; legislation and regulation; general economic conditions, especially in the Southeast; the performance of the stock and bond markets; changes in interest rates, yield curves and interest rate spread relationships; prepayment speeds within the loan and investment security portfolios; deposit flows; the cost of funds; cost of federal deposit insurance premiums; demand for loan products; demand for financial services; competition, including a continued consolidation in the financial services industry; changes in the quality or composition of AmSouth’s loan and investment portfolios including capital market inefficiencies that may affect the marketability and valuation of available-for-sale securities; changes in consumer spending and saving habits; technological changes; adverse changes in the financial performance and/or condition of AmSouth’s borrowers which could impact the repayment of such borrowers’ loans; changes in accounting and tax principles, policies or guidelines and in tax laws; other economic, competitive, governmental and regulatory factors affecting AmSouth’s operations, products, services and prices; the effects of weather and natural disasters, such as hurricanes; unexpected judicial actions and developments; results of investigations, examinations, and reviews of regulatory and law enforcement authorities; the outcome of litigation, which is inherently uncertain and depends on the findings of judges and juries; the impact on AmSouth’s businesses, as well as on the risks set forth above, of various domestic or international military or terrorist activities or conflicts; and AmSouth’s success at managing the risks involved in the foregoing. Forward-looking statements speak only as of the date they are made. AmSouth does not undertake a duty to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Unaudited

AmSouth Bancorporation

SUMMARY FINANCIAL INFORMATION

($ in thousands, except per share data)

EARNINGS SUMMARY	Three Months Ended					Percent Change Versus Prior Year	YTD		Percent Change Versus Prior Year
	2006		2005				2006	2005
	June 30	March 31	December 31	September 30	June 30		June 30	June 30
Net interest income	$402,785	$397,720	$392,150	$374,733	$378,643	6.4%	$800,505	$758,391	5.6%
Provision for loan and lease losses	24,000	27,300	20,850	34,800	17,700	35.6%	51,300	38,300	33.9%

Net interest income after provision	378,785	370,420	371,300	339,933	360,943	4.9%	749,205	720,091	4.0%
Noninterest revenues	231,381	219,683	216,944	259,649	223,151	3.7%	451,064	438,587	2.8%
Noninterest expenses	339,555	330,002	320,559	336,905	314,942	7.8%	669,557	634,459	5.5%

Income before income taxes	270,611	260,101	267,685	262,677	269,152	0.5%	530,712	524,219	1.2%
Income taxes	85,930	79,110	85,552	82,349	84,553	1.6%	165,040	160,975	2.5%

Net income	$184,681	$180,991	$182,133	$180,328	$184,599	0.0%	$365,672	$363,244	0.7%

Earnings per common share - basic	$0.54	$0.52	$0.52	$0.52	$0.52	3.8%	$1.06	$1.03	2.9%
Earnings per common share - diluted	0.53	0.52	0.52	0.51	0.52	1.9%	1.04	1.01	3.0%
Cash dividends declared per common share	0.26	0.26	0.26	0.25	0.25	4.0%	0.52	0.50	4.0%
Weighted-average common shares outstanding - basic	344,647	345,433	347,201	349,346	352,054		345,038	353,170
Weighted-average common shares outstanding - diluted	349,647	350,743	351,811	354,654	357,026		350,192	357,914
End of period common shares outstanding	343,484	346,590	348,072	348,562	352,349		343,484	352,349

	Three Months Ended						YTD
	2006		2005				2006 June 30	2005 June 30
KEY PERFORMANCE RATIOS	June 30	March 31	December 31	September 30	June 30
Average shareholders’ equity to average total assets	6.76%	6.79%	6.87%	7.06%	7.03%		6.77%	7.03%
End of period shareholders’ equity to end of period total assets	6.64	6.84	6.91	7.00	7.20		6.64	7.20
Return on average assets (annualized)	1.39	1.39	1.40	1.41	1.47		1.39	1.46
Return on average shareholders’ equity (annualized)	20.59	20.52	20.36	20.02	20.92		20.56	20.70
Net interest margin - taxable equivalent	3.39	3.42	3.37	3.31	3.40		3.41	3.42
Efficiency ratio	52.65	52.53	51.71	52.22	51.41		52.59	52.06
Loans net of unearned income to total deposits	100.04	98.97	98.76	96.23	94.96		100.04	94.96
Book value per common share	$10.42	$10.44	$10.44	$10.26	$10.33		$10.42	$10.33
Tangible book value per common share	9.56	9.58	9.59	9.41	9.48		9.56	9.48

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AmSouth Bancorporation

SUMMARY FINANCIAL INFORMATION

($ in thousands)

BALANCE SHEET INFORMATION AVERAGE BALANCES	Three Months Ended					Percent Change Versus Prior Year	YTD		Percent Change Versus Prior Year
	2006		2005				2006	2005
	June 30	March 31	December 31	September 30	June 30		June 30	June 30
Loans net of unearned income	$37,012,965	$36,344,524	$34,993,552	$33,765,529	$33,361,522	10.9%	$36,680,591	$33,285,458	10.2%
Total investment securities *	11,526,166	11,530,789	11,792,136	11,969,618	12,374,769	(6.9%)	11,528,465	12,452,245	(7.4%)
Interest-earning assets *	48,937,299	48,394,488	47,373,341	46,276,262	46,007,898	6.4%	48,667,393	45,968,517	5.9%
Total assets	53,182,063	52,708,707	51,673,254	50,635,581	50,341,297	5.6%	52,946,693	50,318,828	5.2%
Noninterest-bearing deposits	7,948,217	7,956,264	7,949,605	7,565,672	7,454,032	6.6%	7,952,219	7,340,457	8.3%
Interest-bearing deposits**	29,118,925	28,790,160	28,166,662	27,848,894	27,403,908	6.3%	28,955,450	27,445,215	5.5%
Total deposits**	37,067,142	36,746,424	36,116,267	35,414,566	34,857,940	6.3%	36,907,669	34,785,672	6.1%
Shareholders’ equity	3,597,112	3,576,492	3,548,566	3,572,805	3,540,078	1.6%	3,586,859	3,539,233	1.3%

*       Excludes adjustment for market valuation on available-for-sale securities and certain noninterest-earning marketable equity securities.

**     Statement 133 valuation adjustments related to time deposits and other interest-bearing liabilities are included in other liabilities.

BALANCE SHEET INFORMATION ENDING BALANCES	2006		2005			Percent Change Versus Prior Year
	June 30	March 31	December 31	September 30	June 30
Loans net of unearned income	$37,454,093	$36,737,948	$35,897,939	$34,335,169	$33,533,382	11.7%
Total investment securities	11,389,462	11,394,687	11,669,483	11,855,712	12,245,731	(7.0%)
Interest-earning assets	49,372,999	48,491,173	48,072,394	46,779,359	46,191,133	6.9%
Total assets	53,929,814	52,858,162	52,607,110	51,105,385	50,546,831	6.7%
Noninterest-bearing deposits	8,188,068	8,291,134	8,233,137	8,022,022	7,687,525	6.5%
Interest-bearing deposits	29,249,432	28,828,184	28,115,245	27,658,103	27,626,183	5.9%
Total deposits	37,437,500	37,119,318	36,348,382	35,680,125	35,313,708	6.0%
Shareholders’ equity	3,579,061	3,617,742	3,634,577	3,577,455	3,638,225	(1.6%)

Unaudited

AmSouth Bancorporation

SUMMARY FINANCIAL INFORMATION

($ in thousands)

	2006		2005
NONPERFORMING ASSETS	June 30	March 31	December 31	September 30	June 30
Nonaccrual loans*	$94,892	$84,150	$102,981	$80,421	$70,421
Foreclosed properties	12,684	14,566	17,667	15,853	17,791
Repossessions	1,833	1,599	2,274	1,869	1,755

Total nonperforming assets*	$109,409	$100,315	$122,922	$98,143	$89,967

Nonperforming assets to loans net of unearned income, foreclosed properties and repossessions	0.29%	0.27%	0.34%	0.29%	0.27%
Accruing loans 90 days past due	$43,542	$49,208	$54,005	$52,404	$49,185

*	Exclusive of accruing loans 90 days past due

	2006		2005
ALLOWANCE FOR LOAN AND LEASE LOSSES	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter
Balance at beginning of period	$352,242	$366,695	$384,647	$365,626	$366,836
Loans charged off	(25,926)	(50,571)	(47,314)	(23,926)	(27,170)
Recoveries of loans previously charged off	8,776	8,818	8,512	8,147	9,528

Net Charge-offs	(17,150)	(41,753)	(38,802)	(15,779)	(17,642)
Addition to allowance charged to expense	24,000	27,300	20,850	34,800	17,700
Reduction of allowance related to sold loans	-0-	-0-	-0-	-0-	(1,268)

Balance at end of period	$359,092	$352,242	$366,695	$384,647	$365,626

Allowance for loan and lease losses to loans net of unearned income	0.96%	0.96%	1.02%	1.12%	1.09%
Net charge-offs to average loans net of unearned income *	0.19%	0.47%	0.44%	0.19%	0.21%
Allowance for loan and lease losses to nonperforming loans**	378.42%	418.59%	356.08%	478.29%	519.20%
Allowance for loan and lease losses to nonperforming assets**	328.21%	351.14%	298.32%	391.93%	406.40%

*	Annualized

**	Exclusive of accruing loans 90 days past due